UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 16, 2013

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

485F US Hwy 1 South, Iselin, NJ 08830

(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code	(732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2013, Maidenform Brands, Inc. (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors (the “Board”).

	For	Withheld	Broker Non-Vote
Karen Rose	21,561,725	196,528	603,633
Norman Axelrod	21,562,617	195,636	603,633
Harold F. Compton	21,562,317	195,936	603,633
Barbara Eisenberg	21,739,330	18,293	603,633
Nomi Ghez	21,741,099	17,154	603,633
Richard Johnson	21,741,805	16,448	603,633
Maurice S. Reznik	21,741,705	16,548	603,633

Proposal 2

Proposal 2 was a management proposal to hold an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules (referred to as the say-on-pay vote).  This proposal was approved.

For	Against	Abstained	Broker Non-Vote
21,432,068	325,045	1,140	603,663

Proposal 3

Proposal 3 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 28, 2013, as described in the proxy statement. This proposal was approved.

For	Against	Abstained
21,890,034	469,782	2,070

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: May 17, 2013	By:	/s/ Christopher W. Vieth
		Name:	Christopher W. Vieth
		Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer (principal financial officer)

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